                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

     -------------------------------------------------------------
                              FORM 8-K/A
     -------------------------------------------------------------

                           (Amendment No. 1)

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  May 1, 1997
                   (Date of earliest event reported)


                         EMERITUS CORPORATION
        (Exact name of registrant as specified in its charter)


     WASHINGTON            1-14012            91-1605464
   (State or other     (Commission file     (I.R.S Employer
   jurisdiction of         number)        Identification No.)
  incorporation or
    organization)


                    3131 Elliott Avenue, Suite 500
                           Seattle, WA 98121
               (Address of principal executive offices)
                            (206) 298-2909
         (Registrant's telephone number, including area code)

Item 1.     Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            On May 1, 1997, Emeritus Corporation (the "Company") completed the acquisition of three assisted-living communities (the "La Casa Communities") located in Florida, containing an aggregate of approximately 473 units for a purchase price of $33.0 million. The La Casa Communities were acquired from Englewood Retirement Center, Inc., Stanford Center, Inc. and NPR Retirement Center, Inc.

            The $33.0 million acquisition was financed through a first mortgage and subordinated debt. Fleet National Bank ("Fleet") financed $26.0 million through a two year first mortgage, interest at LIBOR plus 2.50%, payable interest only during the first year. Hanseatic Corporation ("Hanseatic") financed $7.0 million through 18% three year subordinated debt, 10% payable monthly and 8% accrued and due at maturity. The subordinated debt is secured by a pledge of the stock of Emeritus Properties V, Inc., a wholly owned subsidiary of the Company and is fully subordinated to the Fleet mortgage.

            The La Casa Communities are comprised of three communities under common ownership, La Casa Grande in New Port Richey, Florida, Stanford Centre in Altamonte Spring, Florida and River Oaks in Englewood, Florida, which operate residential-style congregate care, assisted-living and Alzheimer care communities for seniors. The Company's growth strategy has focused, and will continue to focus, on the acquisition of existing long-term-care facilities that either are currently operated as assisted-living communities or can be efficiently repositioned by the Company as assisted-living communities, and the development of assisted-living facilities.

            The Company reported the acquisition on its Current Report on Form 8-K dated May 1, 1997 (the "Form 8-K"). Item 7 of the Form 8-K is hereby revised and supplemented to include Financial Statements of Business Acquired, certain pro forma financial information and additional exhibits with respect to the La Casa Communities.

Items 3-6.  Not Applicable.

Item 7.     Financial Statements and Exhibits.

            (a)  Financial Statements of Business Acquired.

                 The La Casa Communities combined balance sheet as of December 31, 1996, and the combined statements of income, shareholders' deficit and cash flows for the year ended December 31, 1996, along with the notes thereto and the report of KPMG Peat Marwick LLP dated May 9, 1997 relating to such financial statements.

            (b)  Pro Forma Financial Information

                 (1)  Emeritus Corporation Pro Forma Consolidated
                      Balance Sheet (unaudited) December 31, 1996.

                 (2)  Emeritus Corporation Pro Forma Consolidated
                      Statements of Operations (unaudited) For the
                      Year Ended December 31, 1996 and the Three
                      Months Ended March 31, 1997.

                 (3)  Notes to Pro Forma Consolidated Financial
                      Statements (unaudited).

            (c)  Exhibits

                     INDEPENDENT AUDITORS' REPORT



The Board of Directors
Emeritus Corporation

We have audited the accompanying combined balance sheet of the La Casa Communities as of December 31, 1996, and the related combined statements of income, shareholders' deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the La Casa Communities' management. Our responsibility is to express an opinion on the combined financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the La Casa Communities as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG Peat Marwick

Seattle, Washington
May 9, 1997

     (a) Financial Statements of Business Acquired.



                          LA CASA COMMUNITIES
                        COMBINED BALANCE SHEETS



                                ASSETS


                                                                    March 31,
                                                     December 31,      1997
                                                         1996      (unaudited)
                                                     ------------  ------------
Current assets:
  Cash ............................................. $    24,228   $    26,097
  Trade accounts receivable.........................      22,132        89,008
  Prepaid expenses and other current assets.........      65,761       112,763
                                                     ------------  ------------
          Total current assets......................     112,121       227,868

Property and equipment, net.........................  17,676,480    17,496,649
Other assets, net...................................     179,220       171,994
                                                     ------------  ------------
          Total assets.............................. $17,967,821   $17,896,511
                                                     ============  ============

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Short-term borrowings............................. $   236,409   $   187,500
  Related party notes payable.......................     305,000       305,000
  Current portion of long-term debt.................     399,339       401,338
  Accounts payable..................................     213,252       174,210
  Accrued expenses..................................     285,241       252,321
  Deferred revenue..................................      88,903        56,175
                                                     ------------  ------------
          Total current liabilities.................   1,528,144     1,376,544
                                                     ------------  ------------
Related party note payable..........................     557,539       553,126
Long-term debt, less current portion................  16,476,627    16,408,221
                                                     ------------  ------------
          Total liabilities.........................  18,562,310    18,337,891
                                                     ------------  ------------
Shareholders' deficit:
 Common stock, $1 par value. Authorized 20,000
     shares;  issued and outstanding 2,200 shares...       2,200         2,200
 Common stock, $10 par value. Authorized 4,500
     shares;  issued and outstanding 4,400 shares...      44,000        44,000
 Additional paid-in capital.........................   1,138,421     1,138,421
 Accumulated deficit................................  (1,779,110)   (1,626,001)
                                                     ------------  ------------
          Total shareholders' deficit...............    (594,489)     (441,380)

Commitments and contingencies.......................

                                                     ------------  ------------
          Total liabilities and shareholders'
              deficit............................... $17,967,821   $17,896,511
                                                     ============  ============





       See accompanying Notes to Combined Financial Statements.

                          LA CASA COMMUNITIES
                     COMBINED STATEMENTS OF INCOME



                                                             Three months ended
                                                Year ended       March 31,
                                               December 31,         1997
                                                   1996         (unaudited)
                                               ------------  ------------------
Revenues:
  Rent........................................ $ 9,173,146         $2,380,933
  Service fees................................     452,195            113,109
                                               ------------  ------------------
          Total revenues......................   9,625,341          2,494,042
                                               ------------  ------------------
Expenses:
  Community operations........................   6,112,858          1,471,516
  General and administrative..................   1,128,153            292,945
  Depreciation and amortization...............     790,685            196,100
                                               ------------  ------------------
          Total operating expenses............   8,031,696          1,960,561
                                               ------------  ------------------
           Income from operations.............   1,593,645            533,481
                                               ------------  ------------------
Other income (expense):
  Interest expense on notes payable to related
     parties..................................     (76,950)          (20,280)
  Other interest expense......................  (1,491,189)         (359,903)
  Other, net..................................      14,964              (189)
                                               ------------  ------------------
          Net other expense...................  (1,553,175)         (380,372)
                                               ------------  ------------------
          Net income.......................... $    40,470         $ 153,109
                                               ============  ==================










       See accompanying Notes to Combined Financial Statements.

                        LA CASA COMMUNITIES
             COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT

                                   Common stock
                      ----------------------------------------  Additional                                           Total
                      Number of           Number of               paid-in        Partners'     Accumulated        shareholders'
                      shares(1)  Amount   shares(2)    Amount     capital         deficit        deficit       equity/(deficit)
                      ---------  ------   ---------    -------   ----------     ------------   ------------    ----------------
Balances at December
   31, 1995..........    2,000   $2,000     4,000      $43,600   $1,460,821     $(1,074,424)   $  (632,834)        $(200,837)
Partnership buyout...      200      200       400          400     (322,400)      1,074,424       (752,624)            -
Distributions........       -        -         -           -           -              -           (434,122)         (434,122)
Net income for the
   year ended
   December 31,
   1996..............       -        -         -           -           -              -             40,470            40,470
                      ---------  ------   ---------    -------   ----------     ------------   ------------    ----------------
Balances at December
   31, 1996..........    2,200    2,200     4,400       44,000    1,138,421           -         (1,779,110)         (594,489)
Net income for the
   three months ended
   March 31, 1997....       -        -         -           -           -              -            153,109           153,109
                      ---------  ------   ---------    -------   ----------     ------------   ------------    ----------------
Balances at March 31,
     1997............    2,200   $2,200     4,400      $44,000   $1,138,421     $     -        $(1,626,001)        $(441,380)
                      =========  ======   =========    =======   ===========    ============   ============    ================


(1)  NPR Retirement Center, Inc.

(2)  Stanford Center, Inc.





       See accompanying Notes to Combined Financial Statements.

                     LA CASA COMMUNITIES
              COMBINED STATEMENTS OF CASH FLOWS


                                                                Three months ended
                                                   Year ended       March 31,
                                                  December 31,         1997
                                                      1996         (unaudited)
                                                  ------------  ------------------
Cash flows from operating activities:
  Net income.....................................  $   40,470         $153,109
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...............     790,685          196,100
     Changes in operating assets and liabilities:
          Trade accounts receivable..............      10,642          (66,876)
          Prepaid expenses and other current
             assets..............................     (13,189)         (47,002)
          Other assets...........................         595           (3,483)
          Accounts payable.......................      (6,428)         (39,042)
          Accrued expenses.......................      48,452          (32,920)
          Deferred revenue.......................      61,818          (32,728)
                                                  ------------  ------------------
                  Net cash provided by operating
                    activities...................     933,045          127,158
                                                  ------------  ------------------
Cash flows from investing activities:
  Cash transferred in from partnership...........         136              -
  Notes with related parties.....................     (57,675)          (4,413)
  Construction of building and purchase of
    equipment....................................    (185,955)          (5,560)
                                                  ------------  ------------------
             Net cash used in investing
               activities........................    (243,494)          (9,973)
                                                  ------------  ------------------
Cash flows from financing activities:
  Repayment of short-term borrowings.............        -             (48,909)
  Proceeds from long-term borrowings.............     280,000              -
  Repayment of long-term borrowings..............    (533,764)         (66,407)
  Distributions to stockholders..................    (434,122)             -
                                                  ------------  ------------------
             Net cash used in financing
               activities........................    (687,886)        (115,316)
                                                  ------------  ------------------
             Net increase in cash................       1,665            1,869

Cash at beginning of period......................      22,563           24,228
                                                  ------------  ------------------
Cash at end of period............................  $   24,228         $ 26,097
                                                  ============  ==================

Supplemental disclosure of cash flow information
  - cash paid during the period for interest.....  $1,568,139         $380,183
                                                  ============  ==================







  See accompanying Notes to Combined Financial Statements.

                     LA CASA COMMUNITIES

           NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A)  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The Las Casa Communities are comprised of three communities (the "Communities") which operate residential-style congregate care, assisted-living and Alzheimer care communities for seniors. The related organizations which make up the Communities are as follows:


                        Owner                                      Community                    Location
                       -------                                    -----------                  ----------
Englewood Retirement Center, Inc. (S-Corporation)      Englewood Retirement Center        Englewood, FL
Stanford Center, Inc. (S-Corporation)                  Stanford Center                    Altamonte Spring, FL
NPR Retirement Center, Inc. (S-Corporation)            New Port Richey Retirement Center  New Port Richey, FL


      On May 1, 1997 Emeritus Corporation acquired the
Communities.

     (B)  REVENUE RECOGNITION

     Resident units are rented on a month-to-month basis and rent is recognized in the month the unit is occupied.
Service fees paid by residents for assisted-living and other related services are recognized in the period services are rendered.

     (C)  PROPERTY AND EQUIPMENT

               Property and equipment are stated at cost.
Depreciation is calculated using the straight-line method.
Depreciation is computed over the following estimated useful lives: buildings and improvements, 5 to 40 years and furniture and equipment, 5 to 15 years.

     For long-lived assets, including property and equipment, the Communities evaluate the carrying value of the assets by comparing the estimated future cash flows generated from the use of the assets and their eventual disposition with the assets' reported net book values. The carrying values of assets are evaluated for impairment when events or changes in circumstances occur which may indicate the carrying amount of the assets may not be recoverable.

     (D) DEFERRED REVENUE

     Deferred revenue consists of revenue received prior to the end of a reporting period for resident rental and service payments that relate to subsequent periods.

     (E)  INCOME TAXES

     The Communities have elected, by consent of its shareholders, to be taxed under the provisions of Subchapter S of the Internal Revenue code. Under those provisions, the Communities do not pay federal or state corporate income taxes on their taxable income nor receive benefits from their operating losses. Instead, the stockholders are liable for individual federal and state income taxes on their share of the Communities taxable income or receive benefit of their losses. Accordingly, no federal and state provision has been recorded in the accompanying financial statements. Pro forma income taxes have not been presented as the Communities have net operating losses which have full valuation allowances that are available to be recognized as needed to reduce pro forma tax expense to zero.

                     LA CASA COMMUNITIES

  (F)  COMMUNITY OPERATIONS

     Community operations represent direct costs incurred to operate the communities and include costs such as activities for the residents, marketing, housekeeping, food service, payroll and benefits, facility maintenance, utilities, taxes and licenses.

 (G)  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996:


Land............................ $ 1,504,816
Building and improvements.......  20,311,356
Furniture and equipment.........   1,578,181
                                 ------------
                                  23,394,353
Less accumulated depreciation...  (5,717,873)
                                 ------------
                                 $17,676,480
                                 ============


Depreciation expense was $763,550 for the year ended December
31, 1996.


 (3)  DEFERRED FINANCING COSTS

     Deferred financing costs totaling $157,242, which are included in other assets, net, are amortized using the straight-line method over the term of the related debt which approximates the level yield method. Accumulated amortization at December 31, 1996 totaled $24,552.

(4)  FINANCIAL INSTRUMENTS

     The Communities have financial instruments consisting of cash, receivables, accounts payable, short-term borrowings, related party note payable and long-term debt. The Communities have determined the fair value of their financial instruments using available market information such as prevailing interest rates and appropriate valuation methodologies. The fair value of the Communities financial instruments approximate their carrying amounts.

                     LA CASA COMMUNITIES

(5)  NOTES PAYABLE

     Short-term borrowings consist of the following at December 31, 1996:

          Unsecured note payable, interest
            only at 10% payable monthly, due
            upon ninety days written demand.... $   160,000

          Note payable, interest at 8.5% due
            August 1997........................      20,000

          Unsecured note payable, interest at
            9%, principal and interest due
            at the time the facility is sold...      15,000

          Unsecured note payable, interest
            only at 9% payable monthly,
            balance due at the time the
            facility is sold...................      12,500

          Other notes payable..................      28,909
                                                -----------
              Total short-term borrowings...... $   236,409
                                                ===========

     Related party notes payable consist of the following at December 31, 1996:

          Unsecured note payable to a
            relative of a shareholder,
            interest only at 9% payable
            monthly, due on demand............. $   250,000

          Unsecured notes payable to
            shareholder, interest only at 9%
            payable monthly, due on demand.....      45,000

          Unsecured note payable to
            shareholder, interest at 9%,
            principal and interest due on
            demand.............................      10,000
                                                -----------
              Total related party notes
                payable........................ $   305,000
                                                ===========


     Long-term debt consists of the following at December 31, 1996:

          Mortgage notes payable, interest at
            9% payable monthly, due January
            2020............................... $10,363,591

          Mortgage payable, interest at 7.9%
            payable monthly, due October
            2020...............................   6,102,771

          Unsecured notes payable to
            shareholder, interest at 9%
            payable monthly, due September
            2005...............................     557,539

          Note payable, interest at 8.6%
            payable monthly, balance due
            December 1998......................     209,654

          Unsecured note payable, interest at
            9.8%, payable monthly, balance
            due November 1998..................     175,930

          Other notes payable..................
                                                     24,020
                                                -----------

                                                 17,433,505
          Less current portion.................     399,339
                                                -----------
              Total long-term debt............. $17,034,166
                                                ===========


      Secured notes are secured primarily by the Communities' property and equipment.

                     LA CASA COMMUNITIES

     Maturities of long-term debt follow:

               1997..............  $   399,339
               1998..............      632,899
               1999..............      324,653
               2000..............      350,885
               2001..............      382,404
               Thereafter........   15,343,325
                                   -----------
                                   $17,433,505
                                   ===========

(6)  LEASE COMMITMENTS

     Effective July 28, 1991, the Communities entered into employee leasing agreements with an unrelated third party. The employee leasing agreements call for the Communities to pay a leasing fee equal to 2.9% of gross payroll, the leased employees' gross payroll, and all related federal and state payroll taxes. The Communities are also responsible for providing workers' compensation insurance on all leased employees and reasonable time off for vacation and sick leave. The agreements are to remain in effect until either party, in writing, terminates the agreements with such termination being effective thirty days after receipt of the termination notice.

(7)  PARTNERSHIP BUY-OUT

     Effective January 1, 1996, the assets and related liabilities of the New Port Richey ACLC partnership, previous owner of the building operated by NPR Retirement Center, Inc. ("NPR") and under common ownership with the Communities, were transferred into NPR. The transaction was accounted for in a manner similar to the pooling-of-interests method of accounting, and accordingly, the net assets were recorded at their historical cost as required by generally accepted accounting principles. The effect of this business combination was to increase assets by $5,501,701, increase liabilities by $6,576,143, increase common stock by $600, reduce additional paid-in capital by $322,400, which represented the total additional paid-in capital of NPR, and increase accumulated deficit by $752,624 to record the excess of liabilities assumed over the basis of assets acquired.

     (b)  Pro Forma Financial Information.

     The following unaudited pro forma consolidated balance sheet as of December 31, 1996 assumes that the La Casa
Acquisition had occurred on December 31, 1996.

           The unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and three months ended March 31, 1997 assumes that the La Casa
Acquisition had occurred on January 1, 1996.

     The unaudited pro forma combined financial information set forth below is not necessarily indicative of the Company's combined financial position or the results of operations that actually would have occurred if the transactions had been consummated on such dates. In addition, they are not intended to be a projection of results of operations that may be obtained in the Company's future.



                    EMERITUS CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      DECEMBER 31, 1996

                           ASSETS

                                               La Casa     Pro Forma       Emeritus
                                  Emeritus   Communities  Adjustments      Combined
                                  ---------  -----------  ------------     ------------
                                                   (in thousands)
Current Assets:
   Cash and cash equivalents..... $ 23,039      $   -          $   -         $ 23,039
   Current portion of restricted
     cash........................      934          -              -              934
   Trade accounts receivable.....    1,713          -              -            1,713
   Other receivables.............    1,292          -              -            1,292
   Inventory.....................      292          -              -              292
   Prepaid expense and other
     current assets..............    2,977          -              -            2,977
   Investment securities
     available for sale..........    2,152          -              -            2,152
                                  ---------  -----------  ------------     ------------
          Total current assets...   32,399          -              -           32,399
                                  ---------  -----------  ------------     ------------
Property and equipment, net......   97,150       17,676         14,934 (a)    129,760
Property held for development....    8,796          -              -            8,796
Note receivable from and
  investment in affiliate, net...    2,464          -              -            2,464
Restricted deposits, less
  current portion................    6,875          -              -            6,875
Lease acquisition costs, net.....    8,127          -              -            8,127
Other assets, net................    2,227          -              390 (a)      2,617
                                  ---------  -----------  ------------     ------------
          Total assets........... $158,038      $17,676        $15,324       $191,038
                                  =========  ===========  ============     =========


 See accompanying Notes to Unaudited Pro Forma Consolidated
                    Financial Statements

                    EMERITUS CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
               DECEMBER 31, 1996 - (Continued)

       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


Current Liabilities:
   Short-term borrowings......... $    -        $   -          $   -         $    -
   Current portion of long-term
     debt........................    5,816          -              -            5,816
   Trade accounts payable........    4,707          -              -            4,707
   Construction advances - leased
     communities.................    6,387          -              -            6,387
   Employee compensation and
     benefits....................    3,071          -              -            3,071
   Accrued interest..............    1,120          -              -            1,120
   Other accrued expenses........      778          -              -              778
   Other current liabilities.....      763          -              -              763
                                  ---------  -----------  -----------     ------------
          Total current
            liabilities..........   22,642          -              -           22,642
                                  ---------  -----------  -----------     ------------
Security deposits................    1,014          -              -            1,014
Other long-term liabilities......    3,740          -              -            3,740
Deferred gain on sale of
  communities....................    9,433          -              -            9,433
Deferred income..................      843          -              -              843
Convertible debentures...........   32,000          -              -           32,000
Long-term debt, less current
  portion........................   60,260          -          33,000 (a)     93,260
Liabilities retained by
  stockholders, net..............      -         18,271       (18,271)(a)        -
                                  ---------  -----------  -----------     ------------
          Total liabilities......  129,932       18,271        14,729        162,932
                                  ---------  -----------  -----------     ------------
Minority interests...............    1,918          -             -            1,918
Shareholders' equity (deficit):
   Preferred stock, $.0001 par
     value.  Authorized
     5,000,000 shares; no
     shares issued and
     outstanding.................      -            -             -              -
   Common stock, $.0001 par
     value.  Authorized
     40,000,000 shares; issued
     and outstanding 11,000,000
     shares......................        1          -             -                1
   Common stock, $1 par value.
     Authorized 20,000 shares;
     issued and outstanding
     2,200 shares................      -              2           (2) (a)      -
   Common stock, $10 par value.
     Authorized 4,500 shares;
     issued and outstanding
     4,400 shares................      -             44          (44) (a)      -
   Additional paid-in capital....   44,787        1,138       (1,138) (a)     44,787
   Unrealized gain on investment
     securities..................       18          -             -               18
   Accumulated deficit...........  (18,618)      (1,779)       1,779  (a)    (18,618)
                                  ---------  -----------  -----------     -----------
          Total shareholders'
            equity (deficit).....   26,188         (595)         595          26,188
                                  ---------  -----------  -----------     -----------
          Total liabilities and
            shareholders' equity
            (deficit)............ $158,038      $17,676      $15,324        $191,038
                                  =========  ===========  ===========     ===========










 See accompanying Notes to Unaudited Pro Forma Consolidated
                    Financial Statements

                    EMERITUS CORPORATION
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 1996


                                              La Casa     Pro Forma       Emeritus
                                  Emeritus  Communities  Adjustments      Combined
                                  --------  -----------  -----------      --------
                                      (in thousands, except per share amounts)
Revenues:
   Rent.......................... $64,143      $ 9,173      $  -          $ 73,316
   Service fees..................   4,783          452         -             5,235
                                  --------  -----------  -----------      ---------
      Total operating revenues...  68,926        9,625         -            78,551
                                  --------  -----------  -----------      ---------
Expenses:
   Community operations..........  48,900        6,113         -            55,013
   General and administrative....   6,158        1,128         -             7,286
   Depreciation and amortization.   3,122          791         (791) (b)
                                                              1,233  (b)     4,355
   Rent..........................  16,114          -            -           16,114
                                  --------  -----------  -----------      ---------
      Total operating expenses...  74,294        8,032          442         82,768
                                  --------  -----------  -----------      ---------
      Income (loss) from
        operations...............  (5,368)       1,593         (442)        (4,217)
                                  --------  -----------  -----------      ---------
Other income (expense):
   Interest income...............   1,236          -            -            1,236
   Interest expense on notes
     payable to related parties..     -            (77)          77  (c)       -
   Interest expense, net.........  (4,018)      (1,491)       1,491  (c)
                                                             (3,512) (c)    (7,530)
   Other, net....................     (52)          15          -              (37)
                                  --------  -----------  -----------      ---------
      Net other expense..........  (2,834)      (1,553)      (1,944)        (6,331)
                                  --------  -----------  -----------      ---------
      Net income (loss) ......... $(8,202)     $    40      $(2,386)      $(10,548)
                                  ========  ===========  ===========      =========

Net loss per share............... $ (0.75)                                $  (0.96)
                                  ========                                =========

Weighted average number of common
  shares outstanding.............  11,000                                   11,000
                                  ========                                =========










 See accompanying Notes to Unaudited Pro Forma Consolidated
                    Financial Statements

                    EMERITUS CORPORATION
  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                               La Casa     Pro Forma      Emeritus
                                  Emeritus   Communities  Adjustments     Combined
                                  ---------  -----------  -----------     ---------
                                      (in thousands, except per share amounts)
Revenues:
   Rent..........................  $20,731       $2,381      $   -         $23,112
   Service fees..................    3,771          113          -           3,884
                                  ---------  -----------  -----------     ---------
      Total operating revenues...   24,502        2,494          -          26,996
                                  ---------  -----------  -----------     ---------
Expenses:
   Community operations..........   16,947        1,472          -          18,419
   General and administrative....    2,207          293          -           2,500
   Depreciation and amortization.    1,169          196         (196) (d)
                                                                 308  (d)    1,477
   Rent..........................    6,843          -            -           6,843
                                  ---------  -----------  -----------     ---------
      Total operating expenses...   27,166        1,961          112        29,239
                                  ---------  -----------  -----------     ---------
      Income (loss) from
        operations...............   (2,664)         533         (112)       (2,243)
                                  ---------  -----------  -----------     ---------
Other income (expense):
   Interest expense, related
     party.......................      -            (20)          20  (e)      -
   Interest expense, net.........     (728)        (360)         360  (e)
                                                                (871) (e)   (1,599)
   Other, net....................     (180)         -            -            (180)
                                  ---------  -----------  -----------     ---------
          Net other expense......     (908)        (380)        (491)       (1,779)
                                  ---------  -----------  -----------     ---------
          Net income (loss)......  $(3,572)      $  153      $  (603)      $(4,022)
                                  =========  ===========  ===========     =========

   Net loss per share............  $ (0.32)                                $ (0.37)
                                  =========                               =========

   Weighted average number of
     common shares outstanding...   11,000                                  11,000
                                  =========                               =========











 See accompanying Notes to Unaudited Pro Forma Consolidated
                    Financial Statements

                    EMERITUS CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                    FINANCIAL STATEMENTS


(1) BASIS OF PRESENTATION


     The accompanying unaudited pro forma consolidated balance sheet as of December 31, 1996 assumes that the La
Casa Acquisition occurred on December 31, 1996.

     The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1996 and three months ended March 31, 1997 gives effect to the La
Casa Acquisition as if such transaction had occurred on January 1, 1996.


(2) PRO FORMA ADJUSTMENTS

     (a) To record the La Casa Acquisition pursuant to which Emeritus acquired all the common stock of the La Casa Communities, excluding all of the Communities liabilities and assets other than property and equipment which were retained by the previous stockholders, for a purchase price of $33.0 million financed through borrowings with deferred financing costs of $390,000. The transaction was accounted for under the purchase method of accounting and accordingly, the purchase price was allocated to the net assets acquired based upon their relative fair market values. Purchase accounting adjustments include; (i) an increase in property and equipment of $14,934,000 and (ii) the retention of net liabilities by stockholders in the amount of $18,271,000; and
(iii) the elimination of La Casa equity prior to the acquisition, including common stock and additional paid-in capital of $1,184,000 and accumulated deficit of $1,779,000.

     (b) To record depreciation for the La Casa Communities in the amount of $1,233,000 for the year ended December 31, 1996 as if they had been acquired on January 1, 1996, and the elimination of historical depreciation and amortization in the amount of $791,000 for the year ended December 31, 1996.

     (c) To record interest expense and amortization of deferred financing costs for the La Casa Communities in the amount of $3,512,000 for the year ended December 31, 1996 relating to acquisition debt of $26.0 million bearing interest at LIBOR plus 2.50% and $7.0 million bearing interest at 18% as if they had been incurred on January 1, 1996, and the elimination of historical interest expense in the amount of $1,568,000 for the year ended December 31, 1996, related to the debt retained by previous stockholders.

     (d) To record depreciation for the La Casa Communities in the amount of $308,000 for the three months ended March 31, 1997 as if they had been acquired on January 1, 1996, and the elimination of historical depreciation and amortization in the amount of $196,000 for the three months ended March 31, 1997.

     (e) To record interest expense and amortization of deferred financing costs for the La Casa Communities in the amount of $871,000 for the three months ended March 31, 1996 relating to acquisition debt of $26.0 million bearing interest at LIBOR plus 2.50% and $7.0 million bearing interest at 18% as if they had been incurred on January 1, 1997, and the elimination of historical interest expense in the amount of $380,000 for the three months ended March 31, 1997, related to the debt retained by previous stockholders.

          (c)  Exhibits.

          10.1 * Stock Purchase Agreement dated September 30, 1996 between Wayne Voegele, Jerome Lang, Ronald Carlson, Thomas Stanford, Frank McMillan, Lonnie Carlson, and Carla Holweger ("Seller") and the registrant
                  ("Purchaser") with respect to La Casa Grande.

          10.2 * First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to La Case Grande.

          10.3 * Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to River Oaks.

          10.4 * First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to River Oaks.

          10.5 * Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to Stanford Centre.

          10.6 * First Amendment to Stock Purchase Agreement dated January 31, 1997 between the Seller and the registrant with respect to Stanford Centre.

          10.7 Term Loan Agreement dated May 1, 1997 in the amount of $26,000,000 between Emeritus Properties V, Inc., ("Borrower") and Fleet National Bank ("Lender").

          10.8 Promissory note dated May 1, 1997 in the amount of $26,000,000 between Emeritus Properties V, Inc., ("Borrower") and Fleet National Bank ("Lender").

          10.9 Promissory Note dated May 1, 1997 in the amount of $7,000,000 between Emeritus Properties V, Inc.,
                  ("Borrower") and High Yield Partners LLC, ("Lender").

          10.10 Credit Agreement dated May 1, 1997 between Emeritus Properties V, Inc. and High Yield Partners LLC.


          10.11 Guaranty dated May 1, 1997 between the registrant ("Guarantor") Emeritus Properties V, Inc., ("Debtor") and High Yield Partners LLC ("Lender")

          23.1    Consent of KPMG Peat Marwick LLP.

 *   Previously filed.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    July 14, 1997

                                         EMERITUS CORPORATION
                                                 (Registrant)

                                           /s/ Kelly J. Price
                                   --------------------------
                  Kelly J. Price, Chief Financial Officer and
                                      Vice President, Finance


                                          /s/ James S. Keller
                                   --------------------------
                                  James S. Keller, Controller
                               (Principal Accounting Officer)

                        EXHIBIT INDEX

Exhibit No.  Description

  10.1 * Stock Purchase Agreement dated September 30, 1996 between Wayne Voegele, Jerome Lang, Ronald Carlson,
             Thomas Stanford, Frank McMillan, Lonnie Carlson, and
             Carla Holweger ("Seller") and the registrant
             ("Purchaser") with respect to La Casa Grande.

  10.2 *     First Amendment to Stock Purchase Agreement dated
             January 31, 1997 between the Seller and the registrant with respect to La Case Grande.

  10.3 * Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to River Oaks.

  10.4 *     First Amendment to Stock Purchase Agreement dated
             January 31, 1997 between the Seller and the registrant with respect to River Oaks.

  10.5 * Stock Purchase Agreement dated September 30, 1996 between the Seller and the registrant with respect to Stanford Centre.

  10.6 *     First Amendment to Stock Purchase Agreement dated
             January 31, 1997 between the Seller and the registrant with respect to Stanford Centre.

   10.7 Term Loan Agreement dated May 1, 1997 in the amount of $26,000,000 between Emeritus Properties V, Inc.,
             ("Borrower") and Fleet National Bank ("Lender").

   10.8 Promissory note dated May 1, 1997 in the amount of $26,000,000 between Emeritus Properties V, Inc.,
             ("Borrower") and Fleet National Bank ("Lender").

   10.9      Promissory Note dated May 1, 1997 in the amount of
             $7,000,000 between Emeritus Properties V, Inc.,
             ("Borrower") and High Yield Partners LLC, ("Lender").

   10.10     Credit Agreement dated May 1, 1997 between Emeritus
             Properties V, Inc. and High Yield Partners LLC.


   10.11     Guaranty dated May 1, 1997 between the registrant
             ("Guarantor") Emeritus Properties V, Inc., ("Debtor") and High Yield Partners LLC ("Lender")

   23.1      Consent of KPMG Peat Marwick LLP.

 *   Previously filed.